UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 29, 2024

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626)351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 2, 2024, Tetra Tech, Inc. (the “Company”) announced that John M. Douglas has been appointed to the Board of Directors of the Company (the “Board”), effective September 30, 2024, to serve until the next Annual Meeting of Stockholders or until his successor has been duly chosen and qualified.  The Board will consist of seven members, including Mr. Douglas, at that time.  He will serve as a member of the Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Douglas, 62, most recently served as the Chief Execuive Officer of RPS Group Plc, a UK-listed consultancy delivering high-end solutions in energy transformation, water, and program management, from 2017 to 2023. He also was a member of RPS Group’s board of directors. From 2011 to 2016, Mr. Douglas served as Chief Executive Officer of Coffey International Limited, an Australian-listed consulting and engineering firm. Prior to joining Coffey, Mr. Douglas was Chief Executive Officer of Australian-listed Boral Australian Construction Materials from 2004 to 2010. He also held various leadership roles in management and planning at Boral from 1995 to 2004. He previously worked as a consultant at Boston Consulting Group from 1991 to 1995. Mr. Douglas holds a Master of Business Administration from London Business School and a Bachelor of Civil Engineering from Adelaide University. He also attended the Advanced Management Program at Harvard Business School and studied law at the University of Sydney.

Mr. Douglas will receive compensation for his service as a non-employee director in accordance with the Company’s non-employee director compensation program. Under this program, Mr. Douglas will receive (1) an annual retainer of $110,000; (2) $2,000 for each meeting attended, when the number of Board meetings during the year has exceeded eight; and (3) an annual long-term equity award with a grant date fair value of $175,000, consisting sixty percent of performance stock units and forty percent of restricted stock units, each pro-rated for the portion of time that he is expected to serve as a director of the Company before the next annual award.

In coordination with the appointment of Mr. Douglas, Joanne M. Maguire notified the Company on July 29, 2024 of her decision to retire as a member of the Board, effective September 30, 2024, the first day of the Company’s new fiscal year. Ms. Maguire did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 8.01.	Other Events.

On August 2, 2024, the Company issued a press release announcing the matters described in Item 5.02. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release, dated August 2, 2024.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: August 2, 2024	By:	/s/ Dan L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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